                                                                    EXHIBIT 3.1A

                         CONTINENTAL CABLEVISION, INC.

                           CERTIFICATE OF DESIGNATION
                     OF SERIES A PARTICIPATING CONVERTIBLE
                   PREFERRED STOCK SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                        LIMITATIONS AND RESTRICTIONS OF
                         SUCH SERIES OF PREFERRED STOCK

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Continental Cablevision, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article FOURTH of the Restated Certificate of Incorporation of the Corporation (as in effect on the date hereof and as amended from time to time in accordance with its terms, the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on April 27, 1992, adopted the following resolution creating a series of Preferred Stock designated as Series A Participating Convertible Preferred Stock:

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     Section 1. Designation and Number.  (a) The shares of such series shall be
                ----------------------
designated as "Series A Participating Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 1,142,858, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided,
                                                                     --------
however, that such number may not be decreased below the number of then
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outstanding shares of Series A Preferred Stock.

     (b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to or pari passu with all classes and
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                                      -2-


series of the Corporation's preferred stock (other than preferred stock that is not convertible into or exchangeable for any class or series of the Corporation's equity securities or for any other property, including without limitation securities other than the Corporation's equity securities referred to herein) and prior to all classes of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock").

     Section 2.  Dividends and Distributions. (a) The holders of shares of
                 ---------------------------
Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, subject to the provision for adjustment hereinafter set forth, one times the aggregate per share amount of all cash dividends, and one times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock with a record date following the Issue Date. In the event the Corporation shall at any time or from time to time after the Issue Date declare or pay any dividend on the outstanding shares of Common Stock in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock without making an identical subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become effective (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (ii) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

     (b) The Corporation shall declare a dividend or distribution in the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), which dividend or distribution shall be paid to the holders of Series A Preferred
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                                      -3-

Stock simultaneously with the payment of the dividend or distribution on the Common Stock.

     (c) Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

     Section 3. Voting Rights. In addition to any voting rights provided by
                -------------
law, the holders of shares of Series A Preferred Stock shall have the following rights:

     (a) So long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series A Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Series A Preferred Stock is convertible on the record date for such vote.

     (b) The affirmative vote of the holders of at least 66-2/3% of the voting power represented by the outstanding shares of Series A Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series A Preferred Stock, (ii) authorize, adopt or approve an amendment to the Restated Certificate of Incorporation of the Corporation which would decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect such shares of Series A Preferred Stock adversely, or (iii) purchase any shares of Series A Preferred Stock when dividends on the Series A Preferred Stock are in arrears or there exists a redemption default under Section 5.
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                                      -4-

     (c) If on any date (i) the Corporation shall have breached any of its obligations under the Purchase Agreement (as defined in Section 11) and such breach shall have continued for 30 days after notice thereof has been given to the Corporation and shall be continuing at the time the holders of Series A Preferred Stock exercise their rights under this Section 3(c), (ii) dividends or distributions payable on the Series A Preferred Stock shall have been in arrears and not paid in full, or (iii) the Corporation shall have failed to satisfy its obligation to redeem shares of Series A Preferred Stock pursuant to Section 5(b) or Section 5(c), then, the number of directors constituting the Board of Directors shall, without further action, be increased by two and the holders of shares of Series A Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class or as a class with the holders of shares of Parity Stock (as defined in Section 11), if such holders are then entitled to elect additional directors pursuant to any provision of the Certificate of Designation for such stock that is similar to this Section 3(c) ("Defaulted Parity Stock"), to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other classes of stock entitled to vote therefor (including the Series A Preferred Stock in accordance with paragraph
(a) of this Section 3), at each meeting of stockholders held for the purpose of electing directors. Such additional directors shall continue as directors and such additional voting right shall continue until such time as (A) all such breaches are no longer continuing, (B) all dividends payable on the Series A Preferred Stock shall have been paid in full or (C) any mandatory redemption obligation provided in Section 5(b) or Section 5(c) which has become due shall have been satisfied or all necessary funds have been set aside for payment, as the case may be, at which time such additional directors shall cease to be directors and such additional voting right of the holders of Series A Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

     (d) (i) The foregoing rights of holders of shares of Series A Preferred Stock to take any actions as provided in subsections (b) and (c) of this Section 3 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders or holders of Series A Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series A Preferred Stock required to take such action.

     So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 20% of the voting power represented by the outstanding shares of Series A Preferred Stock, if the holders of Series A Preferred Stock are to vote
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                                      -5-

separately as a single class, or the holders of record of 20% of the voting power represented by the outstanding shares of Series A Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series A Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

     (ii) At each meeting of stockholders at which the holders of shares of Series A Preferred Stock shall have the right, voting separately as a single class or as a class with the holders of shares of any Parity Stock, to elect directors of the Corporation as provided in this Section 3 or to take any action, the presence in person or by proxy of the holders of record of one-third of the voting power represented by the total number of shares of Series A Preferred Stock, if the holders of shares of Series A Preferred Stock are to vote separately as a single class, or the holders of record of one-third of the voting power represented by the total number of shares of Series A Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series A Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof:

          (A) the absence of a quorum of the holders of shares of Series A Preferred Stock, if the holders of Series A Preferred Stock are to vote separately as a single class, or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, if the holders of shares of Series A Preferred Stock are to vote as a class with the holders of shares of any Parity Stock, shall not prevent the election of directors other than those to be elected by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, or the taking of any action as provided in this Section 3; and

          (B) in the absence of a quorum of the holders of shares of Series A Preferred Stock, if the holders of Series A Preferred Stock are to vote separately as a single class, or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, if the holders of Series A Preferred Stock are to vote as a class with the holders of shares of

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                                      -6-

     any Parity Stock, the holders of a majority of the voting power represented by such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in paragraphs (b) and (c) of this
Section 3 by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, each such holder shall have the right to cast such number of votes as may be cast by the holder of the number of shares of Common Stock into which such Series A Preferred Stock or Defaulted Parity Stock is then convertible (provided that if shares of Defaulted Parity Stock are not convertible into Common Stock, the holders thereof will be entitled to one vote per share) as of any record date fixed for such purpose or, if no such date be fixed, at the-close of business on the Business Day (as defined in Section 11) next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

     Each director elected by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in paragraph (c) of this Section 3 shall, unless his term shall expire earlier or be terminated in accordance with Section 3(c), hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

     In case any vacancy shall occur among the directors elected by the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, as provided in paragraph (c) of this Section 3, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director theretofore elected by such holders (if there is a remaining director), or such director's successor in office. If any such vacancy is not so filled within 20 days after the creation thereof or if both directors so elected by the holders of Series A Preferred Stock or the holders of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, shall cease to serve as directors before their terms shall expire, the holders of the Series A Preferred Stock or the holders of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, then outstanding and entitled to vote for such directors may, by written consent as herein provided, or at a special meeting of such holders called as provided herein, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.
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                                      -7-

     Any director elected by the holders of shares of Series A Preferred Stock voting separately as a single class or the holders of shares of Series A Preferred Stock voting as a class with the holders of shares of Defaulted Parity Stock may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the voting power represented by the outstanding shares of Series A Preferred Stock or a majority of the voting power represented by the outstanding shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be. A special meeting of the holders of shares of Series A Preferred Stock or the holders of shares of Series A Preferred Stock and Defaulted Parity Stock, as the case may be, may be called in accordance with the procedures set forth in subparagraph (d)(i) of this Section 3.

     Section 4. Certain Restrictions.  (a) Whenever the Corporation breaches any
                --------------------
of its obligations under the Purchase Agreement, thereafter and until such breach has been cured, or whenever dividends or distributions payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends or distributions payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of Series A Preferred Stock at a time required by Section 5(b) or Section 5(c), thereafter and until all mandatory redemption obligations provided in Section 5(b) and Section 5(c) which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not declare or pay dividends, or make any other distributions, on any shares of Junior Stock or Parity Stock (as such terms are defined in Section 11), other than dividends or distributions payable in Common Stock or in other capital stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

     (b) Whenever the Corporation breaches any of its obligations under the Purchase Agreement, thereafter and until such breach has been cured, or whenever dividends or distributions payable on shares of Series A Preferred Stock as provided in Section 2 are not paid in full, thereafter and until all unpaid dividends or distributions payable, whether or not declared, on the outstanding shares of Series A Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed shares of Series A Preferred Stock at a time required by Section 5(b) or Section 5(c), thereafter and until all mandatory redemption obligations provided in
Section 5(b) and Section 5(c) which have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not:
(i) redeem,
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                                      -8-

purchase or otherwise acquire for consideration any shares of Junior
Stock or Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation; provided that (A) the Corporation may at any time
                          --------
redeem, purchase or otherwise acquire shares of Junior Stock or Parity Stock, in exchange for any shares of Common Stock or for other capital stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock and (B) the Corporation may accept shares of any Parity Stock for conversion; or (ii) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; provided that the Corporation (A) may accept shares of Series A
                 --------
Preferred Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8, or (B) may redeem shares of Series A Preferred Stock as to which any holder of Series A Preferred Stock has exercised the right to cause such redemption pursuant to Section 5(b) or Section 5(c), provided that if not all shares of Series A Preferred Stock the holders of which have elected to cause the redemption thereof are to be redeemed by the Corporation pursuant to Section 5(b) or Section 5(c), as the case may be, then the Corporation shall redeem shares pursuant to this clause (B) pro rata in relation to the total number of shares of Series A Preferred Stock the holders of which had elected to cause the redemption thereof pursuant to Section 5(b) or
Section 5(c), as the case may be; or (iii) make or extend any loan or advance to any stockholder of the Corporation or any Affiliate or Associate of such stockholder other than a Subsidiary of the Corporation.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation or to make or extend any loan or advance specified in clause
(iii) of Section 4(b) unless the Corporation could, pursuant to paragraph (b) of this Section 4, purchase such shares at such time and in such manner or make or extend such loan or advance at such time, as the case may be.

     Section 5. Mandatory Conversion; Redemption.  (a) (i) The Corporation shall
                --------------------------------
not have any right to require the conversion of any shares of Series A Preferred Stock on or prior to the fifth anniversary of the Issue Date. After such date, subject to satisfaction of the requirements set forth in subparagraph (ii) of this Section 5(a), the Corporation shall have the right, in accordance with the procedures set forth in subparagraph (e)(i) of this Section 5, to require the conversion of shares of Series A Preferred Stock.

     (ii) The Corporation shall have the right, at its sole option and election, to require the conversion of shares of Series A Preferred Stock, in whole but not in part, at any time by delivering notice of conversion to the record holders of Series A Preferred Stock, if, for a period of 20 Trading Days (as defined in Section 11) during the period commencing on any date following the fifth anniversary of the Issue Date, and ending on the date notice of conversion is given, the Current Market Price (as defined in Section 11) of the number of shares of Common Stock into which a share of Series A Preferred Stock is then
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                                      -9-

convertible is greater than 137.5% of the Accreted Value (as defined in Section
11) as of the date notice of conversion is given. Notwithstanding the foregoing, if the Common Stock is not then publicly traded, the determination of Current Market Price shall be made as of the date that is two Business Days following the next release by the Company of its quarterly financial statements after notice of conversion is given, with such determination to be made within three weeks of the date of such financial statement release.

     In connection with any such mandatory conversion, the Corporation shall pay to the persons entitled thereto all unpaid dividends payable under Section 2 on the Series A Preferred Stock to be converted, whether or not declared, to the date fixed for conversion.

     (b) (i) By written notification delivered to the Corporation in accordance with the procedures set forth in subparagraph (e)(ii) of this Section 5, any record holder of shares of Series A Preferred Stock may require the Corporation to redeem any or all of the shares of Series A Preferred Stock held by such holder (the "Redemption Right") at a price per share equal to the Redemption Price (as defined in Section 11). The Corporation, at its option, may elect to redeem shares of Series A Preferred Stock, in whole but not in part, at the Redemption Price and on the same other terms as the Redemption Right by notice delivered in accordance with the procedures set forth in subparagraph (e)(ii) of this Section 5. The Corporation may satisfy its obligation under this subparagraph (b)(i) to pay the Redemption Price by paying, at the option of the Corporation, cash and/or shares of Common Stock as provided in subparagraph (ii) below.

     (ii) The Corporation, at its option, may satisfy its obligation to pay the portion of the Redemption Price constituting the Accreted Value in respect of each share of Series A Preferred Stock to be redeemed pursuant to paragraph
(b)(i) of this Section 5 by making an election not more than 30 or less than 20 Trading Days prior to the tenth anniversary of the Issue Date to issue shares of Common Stock in respect of all or any portion of the Accreted Value. Such election shall be set forth in a certificate signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation and delivered to the Secretary of the Corporation and shall be deemed to have been made on the date such certificate is delivered to the Secretary. Notice of such election and of the portion of the Accreted Value as to which such election was made shall be given in the notice required by subparagraph (e)(ii) of this Section 5. If any holder of Series A Preferred Stock would be entitled upon conversion of such shares of Series A Preferred Stock to receive shares of Class B Common Stock (as defined in Section 11) under
Section 8 hereof, such holder shall be entitled to receive any shares of Common Stock issued in accordance with this paragraph (b) of this Section 5 in shares of Class B Common Stock.

     Except as set forth below, the number of shares of Common Stock to be issued pursuant to this subparagraph (ii) shall be determined by dividing the Accreted Value per share of Series A Preferred Stock through the date of redemption (or portion thereof to be paid in shares of Common Stock) by the Current Market Price of a share of Common Stock (with such Common Stock valued, in the case it is publicly traded, for the period of 15 Trading Days ending one Trading Day prior to the date of the notice given in accordance with subparagraph (e)(ii) of this Section 5 (the Current Market Price during such period referred to herein as the "Valuation Price")). If the Common Stock is publicly traded and the Valuation Price does not equal the Base Price (as defined in Section 11), then an adjustment shall be made as follows: if the Base Price is less than the Valuation Price, then the amount payable by the Corporation upon redemption for each share of Series A Preferred Stock shall equal (A) the portion of the Accreted Value that the Corporation has elected to pay in cash, plus (B) the number of shares of Common Stock issuable based upon the Valuation Price, plus (C) an amount in cash equal to the difference between
(x) the portion of the Accreted Value that the Corporation has elected to pay in shares of Common Stock and (y) the number of shares of Common Stock issuable at the Valuation Price multiplied by the Base Price. In addition, if the Valuation Price exceeds the Base Price by more than 10 percent, the Corporation, at its option, may substitute cash for any portion of the Accreted Value that was to be paid in Common Stock; if the Valuation Price exceeds the Base Price by 10 percent or less, the Corporation, at its option, may redeem all the shares of Series A Preferred Stock for cash. If the Base Price exceeds the Valuation Price, the number of shares of Common Stock issuable by the Corporation in payment of the Accreted Value (or applicable portion thereof) shall equal the number of shares of Common Stock issuable based upon the Base Price.

     In connection with any such redemption, the Corporation shall pay to the persons entitled thereto all unpaid dividends payable under Section 2 on the shares of Series A Preferred Stock to be redeemed, whether or not declared, to the date fixed for redemption; and unless the exchange of shares of Common Stock for Series A Preferred Stock is exempt from the registration requirements of the Securities Act (as defined in Section 11), the Corporation shall register such exchange under such Act, and such exchange shall not be completed until such registration is effective.

     (c) (i) In the event there occurs a Change in Control (as defined in Section 11) and as of the date of consummation of such Change in Control the Current Market Price of the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible is below the Accreted Value of a share of Series A Preferred Stock, any record holder of shares of Series A Preferred Stock, in accordance with the procedures set forth in subparagraph
(e)(iii) of this Section 5, may require the Corporation to redeem any or all of the shares of Series A Preferred Stock held by such holder at a price per share equal to the Redemption Price. The Corporation, at its option, may elect to redeem the shares of Series A Preferred Stock by paying the portion of the Redemption Price constituting the Accreted Value in cash and/or shares of Common Stock valued at 90% of the Base Price, as provided in subparagraph (ii) below.

     (ii) The Corporation, at its option, may satisfy its obligation to pay the portion of the Redemption Price constituting the Accreted Value in respect of each share of Series A Preferred Stock to be redeemed pursuant to paragraph
(c)(i) of this Section 5 by making an election not more than 30 days following the date of the Change in Control to issue shares of Common stock in respect of all or any portion of the Accreted Value. Such election shall be set forth in a certificate signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation and delivered to the Secretary of the Corporation and shall be deemed to have been made on the date such certificate is delivered to the Secretary. Notice of such election and of the portion of the Accreted Value as to which such election was made shall be given in the notice required by subparagraph (e)(iii) of this Section 5. If any holder of Series A Preferred Stock would be entitled upon conversion of such shares of Series A Preferred Stock to receive shares of Class B Common Stock under Section 8 hereof, such holder shall be entitled to receive any shares of Common Stock issued in accordance with this paragraph (c) of this Section 5 in shares of Class B common Stock.

     The number of shares of Common Stock to be issued on the date of redemption pursuant to this subparagraph (ii) shall be determined by dividing the Accreted Value per share of Series A Preferred Stock through the date of redemption (or portion thereof to be paid in shares of Common Stock) by 90% of the Base Price. Notwithstanding anything to the contrary contained in the preceding paragraph,
(x) the Corporation, at its option, may elect to substitute cash for any portion of the Accreted Value that was to be paid in Common Stock, provided that, unless the holders of a majority of the voting power represented by the then outstanding shares of Series A Preferred Stock shall otherwise agree, such substitution may be made only if it would not cause the date of redemption to be delayed beyond the date set forth in the notice previously given by the Corporation in accordance with subparagraph (e)(iii) of this Section 5, and (y) if the Corporation has elected pursuant to the immediately preceding paragraph of this subparagraph (ii) to redeem the shares of Series A Preferred Stock by paying less than 75% of the Accreted Value in shares of Common Stock, then the Corporation may elect to substitute Common Stock (valued at 90% of the Base Price) for any portion of the Accreted Value that was to be paid in cash, provided that, in the case of either (x) or (y) of this paragraph, if the Common Stock is publicly traded and as a result of such election the percentage of the Accreted Value to be paid in Common Stock would differ by more than 10 percent, the Corporation has made and publicly announced such election at least 18 Trading Days prior to the date of redemption. Upon redemption, each holder of a share of Series A Preferred Stock shall be entitled to receive (A) the portion of the Accreted Value that the Corporation has elected to pay in cash, plus (B) the number of shares of Common Stock issuable based upon the first sentence of this paragraph.

     In connection with any such redemption, the Corporation shall pay to the persons entitled thereto all unpaid dividends payable under Section 2 on the shares of Series A Preferred Stock to be redeemed, whether or not declared, to the date fixed for redemption; and unless the exchange of shares of Common Stock for Series A Preferred Stock is exempt from the registration requirements of the Securities Act, the Corporation shall register such exchange under such Act, and such exchange shall not be completed until such registration is effective.

     (d) If shares of Common Stock to be issued in exchange for any shares of Series A Preferred Stock pursuant to subparagraph (b)(ii) or subparagraph
(c)(ii) of this Section 5 are to be issued in a name or names other than that of the holder of such shares, no such issuance shall be made (i) until the holder requesting such issuance has paid to the Corporation all issue, stamp, transfer and documentation taxes payable upon the issuance of shares of Common Stock in such name or names, (ii) unless such issuance is registered under the Securities Act and all applicable state securities laws, the holder of the applicable shares of Series A Preferred Stock which are to be exchanged for Common Stock hereunder shall have furnished to the Corporation evidence satisfactory to it that such issuance is exempt from registration under the Securities Act and all applicable state securities laws and (iii) until the Corporation is satisfied that such issuance is in accordance with the Purchase Agreement and the transfer restrictions contained therein. Other than the taxes specified in clause (i) above, the Corporation will pay any and all issue, stamp, transfer, documentation and other taxes (other than taxes based on gross or net income) that may be payable in respect of any issue or delivery of shares of Common Stock in exchange for shares of Series A Preferred Stock pursuant hereto.

     No fractions of shares of Common Stock shall be issued upon any exchange of shares of Series A Preferred Stock pursuant to subparagraph (b)(ii) or subparagraph (c)(ii) of this Section 5, but in lieu thereof the Corporation shall pay a cash adjustment equal to such fractional interest multiplied by the Base Price. If more than one share of Series A Preferred Stock shall be surrendered for exchange by the same holder, the number of full shares of Common Stock issuable on exchange thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

     (e) (i) Notice of the mandatory conversion of shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5 shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, not less than 30, nor more than 60, days prior to the date fixed for conversion, if the Series A Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market; and, in any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for conversion to each record holder of shares of Series A Preferred Stock to be converted, at such holder's address as it appears on the transfer books of the Corporation.

   (ii) Not more than 30 nor less than 20 days prior to the tenth anniversary of the Issue Date, the Corporation shall, if the Series A Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, give notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, (A) of each holder's right to require the Corporation to redeem any or all shares of Series A Preferred Stock held by him, pursuant to paragraph (b) of this Section 5 or (B) that the Corporation has elected in accordance with paragraph (b) of this Section 5 to redeem all shares of the Series A Preferred Stock. The notice shall also specify the redemption date (which date shall be not more than 60, nor less than 45, days from the date of such notice), whether the Corporation has elected to deliver cash and/or shares of Common Stock in respect of the portion of the Redemption Price constituting the Accreted Value (and if the Corporation has elected to pay a combination of cash and Common Stock, the relative proportions thereof) and, if the Corporation has not elected to redeem the Series A Preferred Stock, the procedures to be followed by such holder in exercising his right to cause such redemption and in either event the procedures to be followed to receive payment of the Redemption Price; and, in any case, a similar notice shall be mailed concurrently to each record holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that if the Series A Preferred Stock is owned of record by 50
- --------  -------
or fewer holders or groups of affiliated holders, the Corporation shall publicly announce the information contained in the notice by issuance of a press release and such notice shall be mailed in no event less than 20 Business Days prior to the tenth anniversary of the Issue Date, and shall set forth (A) if the Corporation has not elected to redeem the Series A Preferred Stock, that the redemption date shall be two Business Days after receipt by the Corporation of the notice by the holder referred to in the penultimate sentence of this subparagraph (ii), and, if the Corporation has elected to redeem the Series A Preferred Stock, that the redemption date shall be 20 Business Days after the public announcement by the Corporation of the information contained in the notice and (B) if the Corporation has not elected to redeem the Series A Preferred Stock, the procedures to be followed by such holder in exercising his right to cause such redemption and in either event the procedures to be followed to receive payment of the Redemption Price. Failure by the Corporation to give the notice prescribed by the preceding sentence, or the formal insufficiency of any such notice, shall not prejudice the rights of any holder of shares of Series A Preferred Stock to cause the Corporation to redeem any such shares held by him. In the event the Corporation has not elected to redeem the Series A Preferred Stock and a record holder of shares of Series A Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series A Preferred Stock pursuant to paragraph (b) of this Section 5, such holder shall deliver within 30 days of the mailing to him of the Corporation's notice described in this paragraph (e)(ii), or, if no notice is given, within 30 days following the last day the Corporation was required to give notice of the Redemption Right in accordance with this paragraph (e)(ii) (in which case the date of redemption shall be (1) if the Series A Preferred Stock is not owned of record by 50 or fewer holders or groups of affiliated holders, the date which is 45 Business Days following the last day the Corporation was required to give notice of the Redemption Right in accordance with this paragraph (e)(ii), after which date the right of such holders to require the Corporation to redeem shares of Series A Preferred Stock pursuant to paragraph (b) of this Section 5 shall terminate, or (2) if the Series A Preferred Stock is owned of record by 50 or fewer holders or groups of affiliated holders, that date which is two Business Days after the delivery to the Corporation of an election to redeem), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this paragraph (e)(ii)), to the Corporation so stating, specifying the number of shares to be redeemed pursuant to paragraph
(b) of this Section 5. The Corporation shall redeem the number of shares so specified on the date fixed for redemption in accordance with the provisions of this Certificate.

     (iii) Within 30 days following a Change in Control of the kind described in paragraph (c) of this Section 5, the Corporation shall, if the Series A Preferred Stock is listed on any national securities exchange or traded in the over-the-counter market, give notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, of such Change in Control, which notice shall set forth each holder's right to require the Corporation to redeem any or all shares of Series A Preferred Stock held by him, the redemption date (which date shall be not more than 60, nor less than 45, days from the date of such notice), whether the Corporation has elected to deliver cash and/or shares of Common Stock in respect of the portion of the Redemption Price constituting the Accreted Value (and if the Corporation has elected to pay a combination of cash and Common Stock, the relative proportions thereof) and the procedures to be followed by such holder in exercising his right to cause such redemption; and, in any case, a similar notice shall be mailed concurrently to each record holder of shares of Series A Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. Failure by the Corporation to give the notice prescribed by the preceding sentence, or the formal insufficiency of any such notice, shall not prejudice the rights of any holder of shares of Series A Preferred Stock to cause the Corporation to redeem any such shares held by him. In the event a record holder of shares of Series A Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series A Preferred Stock pursuant to paragraph (c) of this
Section 5, such holder shall deliver within 30 Business Days of the mailing to him of the Corporation's notice described in this paragraph (e)(iii), or, if no notice is given, within 30 Business Days following the last day the corporation was required to give notice of the Change in Control in accordance with this paragraph (e)(iii) (in which case the Corporation shall be deemed to have elected to deliver cash in payment of the Redemption Price (and the provisions of clause (y) of the second paragraph of subparagraph (c)(ii) of this Section 5 shall not apply) and the date of redemption shall be the date which is 45 Business Days following the last day the Corporation was required to give notice of the Change in Control in accordance with this paragraph (e)(iii), after which date the right of such holders to require the Corporation to redeem shares of Series A Preferred Stock pursuant to paragraph (c) of this Section 5 shall terminate), a written notice, in the form specified by the Corporation (if the Corporation did in fact give the notice required by this paragraph (e)(iii)), to the Corporation so stating, specifying the number of shares to be redeemed pursuant to paragraph (c) of this Section 5. The Corporation shall redeem the number of shares so specified on the date fixed for redemption in accordance with the provisions of this Certificate.

     (f) On the date of any conversion or redemption being made pursuant to paragraph (a), (b) or (c) of this Section 5 which is specified in a notice given pursuant to paragraph (e) of this Section 5, the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may, (i) deposit for the benefit of the holders of shares of Series A Preferred Stock to be redeemed the funds and/or shares of Common Stock, as applicable, necessary for such conversion or redemption with a bank or trust company in the Borough of Manhattan, The City of New York, or in the City of Boston, in either case having a capital and surplus of at least $2,000,000,000 or (ii) if the Corporation so elects in connection with any such conversion or redemption other than a redemption pursuant to paragraph (c) of this Section 5, segregate and hold in trust for the benefit of the holders of shares of Series A Preferred Stock to be redeemed the funds and/or shares of Common Stock, as applicable, necessary for such conversion or redemption. Any moneys and/or shares so deposited or segregated and held in trust by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall be released from any such deposit or trust and revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series A Preferred Stock to be converted or redeemed shall look only to the Corporation for the payment of the Redemption Price. In the event that moneys and/or shares are deposited or segregated and held in trust pursuant to this paragraph (f) in respect of shares of Series A Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys and/or shares shall, upon such conversion, be released from any such deposit or trust and revert to the Corporation. After such reversion, any such bank or trust company shall pay over to the Corporation such moneys and/or shares and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest and/or shares accrued on funds and/or shares deposited pursuant to this paragraph (f) shall be paid from time to time to the Corporation.

     (g) Notice of conversion or redemption having been given as aforesaid, upon the deposit or segregation in trust of funds and/or shares pursuant to paragraph
(f) in respect of shares of Series A Preferred Stock to be converted or redeemed pursuant to paragraph (a), (b) or (c) of this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of conversion or redemption designated in the notice of conversion or redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Series A Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the second Business Day preceding the date of redemption, in accordance with Section 8.

     Section 6. Reacquired Shares.  Any shares of Series A Preferred Stock
                -----------------
converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series A Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth herein.

     Section 7. Liquidation, Dissolution or Winding Up.  (a) If the Corporation
                --------------------------------------
shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an-order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Common Stock or of any shares of other capital stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up unless, prior thereto, the holders of shares of Series A Preferred Stock, subject to Section 8, shall have received the Liquidation Preference with respect to each share, or (ii) to the holders of shares of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on all such parity capital stock of the Corporation and the Series A Preferred Stock in proportion to the total amounts to which the holders of all shares of such parity stock of the Corporation and the Series A Preferred Stock are entitled upon such liquidation, dissolution or winding up.

     (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 7.

     Section 8. Conversion.  (a) Each share of Series A Preferred Stock shall be
                ----------
convertible at the option of the holder thereof at any time after the Issue Date into fully paid and nonassessable shares of Common Stock. If the holder is an Investor (as defined in Section 11) or a Permitted Transferee (as defined in
Section 11) of such Investor which has agreed to be bound by the provisions of
Article VI of the Purchase Agreement applicable to such Investor, the Series A Preferred Stock held by such Investor or Permitted Transferee shall be convertible into Class B Common Stock; provided, however, that such shares shall
                                       --------  -------
have been held at all times by either an Investor or a Permitted Transferee which has agreed to be bound by the provisions of Article VI of the Purchase Agreement applicable to such Investor. In all other cases, the Series A Preferred Stock shall be convertible only into Class A Common Stock (as defined in Section 11). The number of shares of Common Stock deliverable upon conversion of a share of Series A Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "conversion ratio". The conversion ratio shall be one, subject to adjustment from time to time pursuant to paragraph (g) of this Section 8.

     (b) Conversion of the Series A Preferred Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the Commonwealth of Massachusetts (the "Transfer Agent") or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation, of the certificate for such Series A Preferred Stock to be converted at any time after the Issue Date accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all issue, stamp, documentation and transfer taxes payable upon the issuance of shares of Common Stock in such name or names.
Other than such taxes, the Corporation will pay any and all issue, stamp, documentation, transfer and other taxes (other than taxes based on gross or net income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if such notice shall specify a name or names other than that of such holder, (x) payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), (y) unless such issuance is registered under the Securities Act and all applicable state securities laws, the holder of the applicable shares of Series A Preferred Stock which are to be exchanged for Common Stock hereunder shall have furnished to the Corporation evidence satisfactory to it that such issuance is exempt from registration under the Securities Act and all applicable state securities laws and (z) satisfaction of the Corporation that such issuance is in accordance with the Purchase Agreement and the transfer restrictions contained therein, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of common Stock at such time.
The Corporation shall
not be required to convert, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of 2 days); but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the conversion ratio in effect at the date of such surrender.

     (c) In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the second Business Day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

     (d) The conversion ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the Corporation shall pay to any holder of shares of Series A Preferred Stock surrendered for conversion any unpaid dividends payable under Section 2 on the shares of Series A Preferred Stock surrendered for conversion.

     (e) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Series A Preferred Stock are deemed to have been converted. If more than one share of Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Series A Preferred Stock so surrendered.

     (f) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

     (g) The conversion ratio shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall at any time or from time to time after the Issue Date pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock without making an identical subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock, then, and in each such case, the conversion ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination, consolidation or reclassification, at the close of business on the day upon which such corporate action becomes effective.

          (ii) For purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

          (iii) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (g).

          (iv) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (g) or in the conversion ratio then in effect shall be required by reason of the taking of such record.

     (h) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (g)(i) of this Section 8), or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Series A Preferred Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this Section 8 with respect to rights and interests thereafter of the holders of shares of Series A Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person (as defined in Section 11) thereof shall assume, by written instrument mailed to each record holder of shares of Series A Preferred Stock if such shares are held by 50 or fewer holders or groups of affiliated holders or to each Transfer Agent for the shares of Series A Preferred Stock if such shares are held by a greater number of holders, the obligation to deliver to such holder such cash and such securities to which, in accordance with the foregoing provisions, such holder is entitled and such Surviving Person shall have mailed to each holder of shares of Series A Preferred Stock, if such shares are held by 50 or fewer holders or groups of affiliated holders, or to each Transfer Agent for the shares of Series A Preferred Stock, if such shares are held by a greater number of holders, an opinion of independent counsel for such Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person (subject to customary exceptions) and (ii) proper provision is made to ensure that the holders of shares of Series A Preferred Stock will be entitled to receive the benefits afforded by Section 5(c).

     (i) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 10 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Series A Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (h) applies the Corporation shall give at least 30 days, prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock and of the Series A Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Series A Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     Section 9. Reports as to Adjustments.  Upon any adjustment of the
                -------------------------
conversion ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series A Preferred Stock and Common Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section
8. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Series A Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the Transfer Agent thereof, which notice shall state the conversion ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to record holders of the Series A Preferred Stock may be given in advance and included as part of the notice required under the provisions of
Section 8(i).

     Section 10. Certain Covenants.  Any registered holder of Series A Preferred
                -----------------
Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 11. Definitions.  For the purposes of this Certificate of
                -----------
Designation of Series A Participating Convertible Preferred Stock, the following terms shall have the meanings indicated:

     "Accreted Value" per share of Series A Preferred Stock, as of any date, shall mean the sum of $350 and an amount calculated to provide the holder of a share of Series A Preferred Stock, as of such date, with a yield of 8% thereon, compounded semi-annually in arrears, from the Issue Date to and including such date, provided that such Accreted Value shall be reduced by the Fair Market Value at such date of any dividends or distributions which have been previously paid on such share of Series A Preferred Stock, assuming the same 8% per annum yield from the date of payment of such dividend or distribution and compounded on the same basis. The Fair Market Value of any non-cash dividend or distribution shall be (a) in the case of any securities, the Current Market Price of such securities (which in the case such securities are publicly traded shall be valued during the period of 15 Trading Days commencing on the fifth Business Day following the payment of such dividend or distribution) and (b) in the case of any other property, the Fair Market Value of such property on a fully-distributed basis as determined at the time of such distribution by investment bankers mutually agreeable to the Corporation and the holders of a majority of the voting power represented by the outstanding shares of Series A Preferred Stock (the fees and expenses of which shall be paid by the Corporation).

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Base Price", when used with reference to shares of Common Stock, shall mean the Current Market Price valued, in the case the Common Stock is not publicly traded, on the date of redemption or, in the case the Common Stock is publicly traded, for the period of 15 Trading Days ending one Trading Day prior to the date of redemption or conversion.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "Change in Control" shall mean:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting or economic power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Corporation or any of its subsidiaries or (ii) any corporation with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

     (b) approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

     (c) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions.

     "Class A Common Stock" and "Class B Common Stock" each shall have the meaning assigned to such term in the Corporation's Restated Certificate of Incorporation.

     "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by the primary professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock is not publicly held or so listed or publicly traded, "Current Market Price" shall mean the amount as determined by investment bankers mutually agreeable to the Corporation and the holders of a majority of the voting power represented by the outstanding shares of Series A Preferred Stock (the fees and expenses of which shall be paid by the Corporation) equal to the net proceeds that would be expected to be received by a stockholder of the Corporation from the sale of such shares of Common Stock in an underwritten public offering after being reduced by pro forma expenses and underwriting discounts. If securities other than Common Stock are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of such other securities as determined by an independent investment banking firm mutually agreeable to the Corporation and (a) Corporate Advisors, L.P., so long as the Investors own at least 10% of the voting power represented by the then outstanding shares of Series A Preferred Stock, or (b) the holders of a majority of the voting power represented by the outstanding shares of series A Preferred Stock, if the Investors own less than 10% of the voting power represented by the then outstanding shares of Series A Preferred Stock (in either case, the fees and expenses of which shall be paid by the Corporation).

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Investor" shall mean any of the initial holders of the Series A Preferred Stock, provided that for purposes of Section 8(a) hereof, the State Board and the Co-Investors (as such terms are defined in the Purchase Agreement) shall be Investors only if either (a) the Management Agreement (as defined in the Purchase Agreement) or the Co-Investment Agreement (as defined in the Purchase Agreement), respectively, or other similar agreements remain in effect or (b) if such agreements are no longer in effect, such persons agree to be bound by the provisions of Article VI of the Purchase Agreement applicable to the other Investors.

     "Issue Date" shall mean the date on which shares of Series A Preferred Stock are issued in accordance with the Purchase Agreement.

     "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

      "Liquidation Preference" with respect to a share of Series A Preferred Stock shall mean the greater of (a) the Accreted Value as of the date of the liquidation, dissolution or winding up and (b) the aggregate amount that would be distributable to the holders of Common Stock in respect of the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible, plus, in either case, an amount per share equal to all unpaid dividends thereon, whether or not declared, to the date of such liquidation, dissolution or winding up.

     "Parity Stock" shall mean any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock.

     "Permitted Transferee" shall have the meaning assigned to such term in the Corporation's Restated Certificate of Incorporation.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchase Agreement" shall mean the Stock Purchase Agreement dated April 27, 1992, between the Corporation, the Investors and Corporate Advisors, L.P.

     "Redemption Price" in respect of a share of Series A Preferred Stock shall mean the Accreted Value per share as of the date of redemption, plus an amount per share equal to all unpaid dividends thereon, whether or not declared, to the date of redemption.

     "Securities Act" shall mean the Securities Act of 1933.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Series A Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such surviving Person is a direct or indirect
          --------  -------
Subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

     "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Transaction" has the meaning specified in Section 8(h).

     IN WITNESS WHEREOF, Continental Cablevision, Inc. has caused this Certificate to be duly executed in its corporate name as of this 15th day of June, 1992.

                                        CONTINENTAL CABLEVISION, INC.



                                        By/s/ Amos B. Hostetter, Jr.
                                          ----------------------------
                                          Chairman of the Board

Attest:



/s/ Patrick K. Miehe
- ----------------------------
Assistant Secretary